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                                                                      EXHIBIT 22

                           SUBSIDIARIES OF REGISTRANT


                      Name                           State of Incorporation
                      ----                           ----------------------

         Cerner Corporation Pty Limited           New South Wales (Australia)
            Cerner Deutschland GmbH                         Germany
                Cerner FSC, Inc.                            Barbados
        Cerner Health Connections, Inc.                     Delaware
              Cerner Belgium, Inc.                          Delaware
           Cerner International, Inc.                       Delaware
                 Cerner Limited                          United Kingdom
             Cerner Citation, Inc.                          Delaware
      Citation Professional Services, Inc.                  Delaware
            Cerner Properties, Inc.                         Delaware
            Cerner Singapore Limited                        Delaware
           Cerner (Malaysia) Sdn Bnd                        Malaysia
             Cerner Canada Limited                          Delaware
              Cerner Multum, Inc.                           Delaware
            Cerner Investment Corp.                          Nevada
    Cerner Campus Redevelopment Corporation                 Missouri
         Health Network Ventures, Inc.                      Delaware
   Cerner Radiology Information Systems, Inc.                Texas
                Cerner DHT, Inc.                            Delaware